                                Option Agreement

THIS  AGREEMENT,  made  as  of  the  14th  day  of  June,  2002,  is

BETWEEN:

LORNE B. WARREN and WILLIAM T. GARNER, of Box 662, Smithers, B.C., V0J 2N0 (the "Optionors")

                                                               OF THE FIRST PART

AND:

NORCAN EXPLORATION, INC., a Nevada corporation, having a registered office located at 502 East John Street, Carson City, Nevada 89706 (the "Optionee")

                                                              OF THE SECOND PART

WHEREAS:

A. The Optionors are the owners of certain mineral claims located in the Province of British Columbia, Canada (the "Mineral Claims");

B. The Optionors have agreed to grant an exclusive option to the Optionee to acquire an interest in and to the Mineral Claims, on the terms and conditions hereinafter set forth;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the sum of Ten Dollars ($10.00) now paid by the Optionee to the Optionors (the receipt of which is hereby acknowledged), the parties agree as follows:

DEFINITIONS
-----------

1. For the purposes of this Agreement the following words and phrases shall have the following meanings, namely:

(a)  ""Commencement  of  Commercial  Production""  means:
     (i) if a Mill is located on the Property, the last day of a period of 40 consecutive days in which, for not less than 30 days, the Mill processed ore from the Property at 60 percent of its rated concentrating capacity; or
     (ii) if no Mill is located on the Property, the last day of a period of 30 consecutive days during which ore has been shipped from the Property on a reasonably regular basis for the purpose of earning revenues, but no period of time during which ore or concentrate is shipped from the Property for testing purposes, and no period of time during which milling operations are undertaken as initial tune-up, shall be taken into account in determining the date of Commencement of Commercial Production;

(b)  ""Exploration  Expenditures""  means  the  sum  of:
     (i) all costs of acquisition and maintenance of the Property, all expenditures on the exploration and development of the Property, and all other costs and expenses of whatsoever kind of nature including those of a capital nature, incurred or chargeable by the Optionee with respect to the exploration of the Property;
     (ii) as compensation for general overhead expenses which the Optionee may incur, an amount equal to 10% of all amounts included in subparagraph
          (i) in each year but only 5% of such amounts when paid by the Optionee under any contract involving payments by it in excess of $100,000 in one year;

(c) "Option" means the option to acquire a 100% undivided interest in and to the Property as provided in this Agreement;

(d) "Option Period" means the period from the date of this Agreement to and including the date of exercise or termination of the Option;

(e) "Property" means the mineral claims described in Schedule "A" hereto including any replacement or successor claims, and all mining leases and other mining interests derived from any such claims. Any reference herein to any mineral claim comprising the Property includes any mining leases or other interests into which such mineral claim may have been converted;

(f) "Property Rights" means all licenses, permits, easements, rights-of-way, certificates and other approvals obtained by either of the parties either before or after the date of this Agreement and necessary for the exploration of the Property.

(g) ""Royalty"" means the amount of royalty from time to time payable to the Optionor hereunder and as defined in Section 9 herein.

REPRESENTATIONS,  WARRANTIES  AND  COVENANTS  OF  THE  OPTIONORS
----------------------------------------------------------------

2. (a) The Optionors represent and warrant to and covenant with the Optionee that:
     (i) they are legally entitled to hold the Property and the Property Rights and will remain so entitled until the interest of the Optionors in the Property which is subject to the Option has been duly transferred to the Optionee as contemplated hereby;
     (ii) they are, and at the time of each transfer to the Optionee of an interest in the mineral claims comprising the Property pursuant to the exercise of the Option they will be, the recorded holders and beneficial owners of all of the mineral claims comprising the Property free and clear of all liens, charges and claims of others, except as noted on Schedule "A", and no taxes or rentals are or will be due in respect of any of the mineral claims;

     (iii) the mineral claims comprising the Property have been to the best of the Optionors' knowledge and belief duly and validly located and recorded pursuant to the laws of the jurisdiction in which the Property is situate and, except as specified in Schedule "A" and accepted by the Optionee, are in good standing with respect to all filings, fees, taxes, assessments, work commitments or other conditions on the date hereof and until the dates set opposite the respective names thereof in Schedule "A";
     (iv) there are not any adverse claims or challenges against or to the ownership of or title to any of the mineral claims comprising the Property, nor to the knowledge of the Optionors is there any basis therefor, and there are no outstanding agreements or options to acquire or purchase the Property or any portion thereof, and no person has any royalty or other interest whatsoever in production from any of the mineral claims comprising the Property other than as set out in Schedule "A";
     (v) no proceedings are pending for, and the Optionors are unaware of any basis for the institution of any proceedings leading to the placing of the Optionors in bankruptcy or subject to any other laws governing the affairs of insolvent persons; and
     (vi) the Property is not the whole or substantially the whole of the undertaking of the Optionors.

(b) The representations and warranties contained in this section are provided for the exclusive benefit of the Optionee, and a breach of any one or more thereof may be waived by the Optionee in whole or in part at any time without prejudice to its rights in respect of any other breach of the same or any other representation or warranty, and the representations and warranties contained in this section shall survive the execution of this Agreement and of any transfers, assignments, deeds or further documents respecting the Property.

REPRESENTATIONS,  WARRANTIES  AND  COVENANTS  OF  THE  OPTIONEE
---------------------------------------------------------------

3. (a) The Optionee represents and warrants to and covenants with the Optionors that:
     (i) it has been duly incorporated, amalgamated or continued and validly exists as a corporation in good standing under the laws of its jurisdiction of incorporation, amalgamation or continuation;
     (ii) it is lawfully authorized to hold mineral claims and real property under the laws of the jurisdiction in which the Property is situate;
     (iii) it has duly obtained all corporate authorizations for the execution of this Agreement and for the performance of this Agreement by it, and the consummation of the transactions herein contemplated will not conflict with or result in any breach of any covenants or agreements contained in, or constitute a default under, or result in the creation of any encumbrance under the provisions of the Articles or the constating documents of the Optionee or any shareholders' or directors' resolution, indenture, agreement or other instrument whatsoever to which the Optionee is a party or by which it is bound or to which it or the Property may be subject; and
     (iv) no proceedings are pending for, and the Optionee is unaware of any basis for the institution of any proceedings leading to, the dissolution or winding up of the Optionee or the placing of the Optionee in bankruptcy or subject to any other laws governing the affairs of insolvent corporations.

(b) The representations and warranties contained in this section are provided for the exclusive benefit of the Optionors and a breach of any one or more thereof may be waived by the Optionors in whole or in part at any time without prejudice to its rights in respect of any other breach of the same or any other representation or warranty, and the representations and warranties contained in this section shall survive the execution hereof.

GRANT  AND  EXERCISE  OF  OPTION
--------------------------------

4. (a) The Optionors hereby grant to the Optionee the sole and exclusive right and option to acquire a 100% undivided interest in and to the Property free and clear of all charges, encumbrances and claims, except for those set out in Schedule "A".

     (b)  The  Option  shall  be  exercised  by  the  Optionee:

     (i) paying the Optionors $1,263.00 US on the execution of this Agreement, the receipt of which is hereby acknowledged by the Optionors;

     (ii) paying  the  Optionors  $41,737.00  US  as  follows:
          (A) $1,895.00 US on or before the first anniversary of the date of this Agreement;
          (B) an additional $8,242.00 on or before the second anniversary of the date of this Agreement;
          (C) an additional $12,600.00 on or before the third anniversary of the date of this Agreement; and
          (D) an additional $19,000.00 on or before the fourth anniversary of the date of this Agreement.

     (iii) incurring Exploration Expenditures of $1,516 US on the Property as follows:
          (A)  $252  on  or  before  March  31,  2003;
          (B)  a  further  $252  on  or  before  March  31,  2004;
          (C)  a  further  $252  on  or  before  March  31,  2005;
          (D)  a  further  $380  on  or  before  March  31,  2006;  and
          (E)  a  further  $380  on  or  before  March  31,  2007.

In the event that the Optionee spends, in any of the above periods, less than the specified sum, it may pay to the Optionors the difference between the amount it actually spent and the specified sum before the expiry of that period in full satisfaction of the Exploration Expenditures to be incurred. In the event that the Optionee spends, in any period, more than the specified sum, the excess shall be carried forward and applied to the Exploration Expenditures to be incurred in succeeding periods.

(c) If and when the Option has been exercised, a 100% undivided right, title and interest in and to the Property shall vest in the Optionee free and clear of all charges, encumbrances and claims, except for the obligations of the Optionee to pay the Optionor the Royalty, if any, and to give the Optionor a right of first refusal on any mineral claim comprising a part of the Property which the Optionee wishes to abandon.

(d) In the event that the Optionee does not fully exercise the Option by fulfilling the terms set out in subparagraph (b) by the 20th anniversary of this Agreement the Option and this Agreement shall terminate.

TRANSFER  OF  PROPERTY
 ---------------------

5. The Optionors shall, forthwith after the exercise of the Option by the Optionee, deliver to the Optionee duly executed transfers of the appropriate interest in the Property which shall have been acquired by the Optionee upon exercise of the Option.

RIGHT  OF  ENTRY
----------------

6. Throughout the Option Period, the directors and officers of the Optionee and its servants, agents and independent contractors, shall have the sole and exclusive right in respect of the Property to:

(a)     enter  thereon;

(b)     have  exclusive  and  quiet  possession  thereof;

(c) do such prospecting, exploration, development and other mining work as the Optionee in its sole discretion may determine advisable;

(d) bring upon and erect upon the Property such buildings, plant, machinery and equipment as the Optionee may deem advisable;

(e) remove and dispose of reasonable quantities of ores, minerals and metals for the purposes of obtaining assays or making other tests; and

(f)     act  as  operator  of  the  Property.

OBLIGATIONS  OF  THE  OPTIONEE  DURING  OPTION  PERIOD
------------------------------------------------------

7.     During  the  Option  Period,  the  Optionee  shall:

(a) maintain in good standing those mineral claims comprising the Property by the doing and filing of assessment work or the making of payments in lieu thereof, by the payment of taxes and rentals, and the performance of all other actions which may be necessary in that regard and in order to keep such mineral claims free and clear of all liens and other charges arising from the Optionee's activities thereon except those at the time contested in good faith by the Optionee;

(b) permit the Optionors and their agents, employees and designated consultants, at their own risk and expense, access to the Property at all reasonable times, and the Optionors agree to indemnify the Optionee against and to save it harmless from all costs, claims, liabilities and expenses that the Optionee may incur or suffer as a result of any injury (including injury causing death) to the Optionors to or any agent, employee or designated consultant of the Optionors while on the Property

(c) do all work on the Property in a good and workmanlike fashion and in accordance with all applicable laws, regulations, orders and ordinances of any governmental authority;

(d) indemnify and save the Optionors harmless in respect of any and all costs, claims, liabilities and expenses arising out of the Optionee's activities on the Property, but the Optionee shall incur no obligation hereunder in respect of claims arising or damages suffered after termination of the Option if upon termination of the Option any workings on or improvements to the Property made by the Optionee are left in a safe condition;

(e) permit the Optionors, at their own expense, reasonable access to the results of the work done on the Property during the last completed calendar year; and

(g) deliver to the Optionors, forthwith upon receipt thereof, copies of all reports, maps, assay results and other technical data compiled by or prepared at the direction of the Optionee with respect to the Property.

TERMINATION  OF  OPTION  BY  OPTIONEE
-------------------------------------

8. (a) The Optionee may terminate the Option by giving notice of such termination to the Optionor.

(b)  If  the  Option  is  terminated  the  Optionee  shall:
     (i) leave in good standing for a period of at least 6 months from the termination of the Option Period those mineral claims comprising the Property;
     (ii) deliver or make available at no cost to the Optionors within 90 days of such termination, all drill core, copies of all reports, maps, assay results and other relevant technical data compiled by, prepared at the direction of, or in the possession of the Optionee with respect to the Property and not theretofore furnished to the Optionors.

(c) Notwithstanding the termination of the Option, the Optionee shall have the right, within a period of 180 days following the end of the Option Period, to remove from the Property all buildings, plant, equipment, machinery, tools, appliances and supplies which have been brought upon the Property by or on behalf of the Optionee, and any such property not removed within such 180 day period shall thereafter become the property of the Optionor.

ROYALTY
-------

9. (a) Upon the Commencement of Commercial Production, the Optionee shall pay to the Optionors the Royalty, being equal to 3% of Net Smelter Returns on the terms and conditions as set out in this section and in Schedule "B".

(b) Installments of the Royalty payable under paragraph (a) shall be paid by the Optionee as follows:
     (i) within 45 days after the end of each of the Optionee's first three fiscal quarters in each fiscal year and within 60 days of the end of the Optionee's last fiscal quarter in each fiscal year, the Optionee shall pay to the Optionor an amount equal to 25% of the estimated Royalty, if any, for the fiscal year, adjusted if necessary after the first quarter of any fiscal year to reflect any change during the fiscal year in estimated Royalty; and

     (ii) within 120 days after the end of the Optionee's fiscal year, the balance, if any, of Royalty payable in respect of the fiscal year last completed.

(c) After Commencement of Commercial Production, the Optionee shall, within 45 days after the end of each fiscal quarter, furnish to the Optionors quarterly unaudited statements respecting operations on the Property, together with a statement showing the calculation of Royalty for the fiscal quarter last completed.

(d) Forthwith after the end of each fiscal year, commencing with the year in which Commencement of Commercial Production occurs, the accounts of the Optionee relating to operations on the Property shall be audited by the auditors of the Optionee, at its expense, and the statement of operations, which shall include the statement of calculation of Royalty for the year last completed. The Optionors shall have 45 days after receipt of such statements to question the accuracy thereof in writing and, failing such objection, the statements shall be deemed to be correct and unimpeachable thereafter.

(e) If the audited financial statements furnished pursuant to paragraph (d) disclose any overpayment of Royalty by the Optionee during the fiscal year, the amount of the overpayment shall be debited against future installments of Royalty payable hereunder.

(f) If the audited financial statements furnished pursuant to paragraph (d) disclose any underpayment of Royalty by the Optionee during the year, the amount thereof shall be paid to the Optionors forthwith after determination thereof.

(g) The Optionee agrees to maintain for each mining operation on the Property, up-to-date and complete records relating to the production and sale of minerals, ore, bullion and other product from the Property, including accounts, records, statements and returns relating to treatment and smelting arrangements of such product, and the Optionors or their agents shall have the right at all reasonable times, including for a period of 12 months following the expiration or termination of this Agreement, to inspect such records, statements and returns and make copies at their own expense for the purpose of verifying the amount of Royalty payments to be made by the Optionee to the Optionors pursuant hereto. The Optionors shall have the right at their own expense to have such accounts audited by independent auditors once each fiscal year.

(h) Upon the Optionors receiving a total of $850,000 from payments of Royalty, the Royalty shall terminate. The Optionee shall always have the right to prepay such amount before it is actually due.

POWER  TO  CHARGE  PROPERTY
---------------------------

10. At any time after the Optionee has exercised the Option, the Optionee may grant mortgages, charges or liens (each of which is herein called a "mortgage") of and upon the Property or any portion thereof, any mill or other fixed assets located thereon, and any or all of the tangible personal property located on or used in connection with the Property to secure financing of development of the Property, provided that, unless otherwise agreed to by the Optionors, it shall be a term of each mortgage that the mortgagee or any person acquiring title to the Property upon enforcement of the mortgage shall hold the same subject to the right of the Optionors to receive the Royalty hereunder as if the mortgagee or any such person had executed this Agreement.

TRANSFERS
---------

11. (a) The Optionee may at any time either during the Option Period or thereafter, sell, transfer or otherwise dispose of all or any portion of its interest in and to the Property and this Agreement provided that any purchaser, grantee or transferee of any such interest shall have first delivered to the Optionors its agreement relating to this Agreement and to the Property, containing:
     (i) a covenant to perform all the obligations of the Optionee to be performed under this Agreement in respect of the interest to be acquired by it from the Optionee to the same extent as if this Agreement had been originally executed by such purchaser, grantee or transferee; and
     (ii) a provision subjecting any further sale, transfer or other disposition of such interest in the Property and this Agreement or any portion thereof to the restrictions contained in this paragraph (a).

(b) No assignment by the Optionee of any interest less than its entire interest in this Agreement and in the Property shall, as between the Optionee and the Optionors, discharge it from any of its obligations hereunder, but upon the transfer by the Optionee of the entire interest at the time held by it in this Agreement, whether to one or more transferees and whether in one or in a number of successive transfers, the Optionee shall be deemed to be discharged from all obligations hereunder save and except for the fulfillment of contractual commitments accrued due prior to the date on which the Optionee shall have no further interest in this Agreement.

(c) If the Optionors should receive a bona fide offer from an independent third party (the "Proposed Purchaser") dealing at arm's length with the Optionors to purchase all or a part of its interest in the Property, which offer the Optionors desires to accept, or if the Optionors intends to sell all or a part of its interest in the Property:
     (i) The Optionors shall first offer (the "Offer") such interest in writing to the Optionee upon terms no less favourable than those offered by the Proposed Purchaser or intended to be offered by the Optionors, as the case may be.
     (ii) The Offer shall specify the price, terms and conditions of such sale, the name of the Proposed Purchaser and shall, in the case of an intended offer by the Optionors, disclose the person or persons to whom the Optionors intends to offer its interest and, if the offer received by the Optionors from the Proposed Purchaser provides for any consideration payable to the Optionors otherwise than in cash, the Offer shall include the Optionors' good faith estimate of the cash equivalent of the non-cash consideration.
     (iii) If within a period of 60 days of the receipt of the Offer the Optionee notifies the Optionors in writing that it will accept the Offer, the Optionors shall be bound to sell such interest to the Optionee on the terms and conditions of the Offer. If the Offer so accepted by the Optionee contains the Optionors' good faith estimate of the cash equivalent of the non cash consideration as aforesaid, and if the Optionee disagrees with the Optionors' best estimate, the Optionee shall so notify the Optionors at the time of acceptance and the Optionee shall, in such notice, specify what it considers, in good faith, the fair cash equivalent to be and the resulting total purchase price. If the Optionee so notifies the Optionors, the acceptance by the Optionee shall be effective and binding upon the Optionors and the Optionee, and the cash equivalent of any such non-cash consideration shall be determined by binding arbitration and shall be payable by the Optionee, subject to prepayment as hereinafter provided, within 60 days following its determination by arbitration. The Optionee shall in such case pay to the Optionors, against receipt of an absolute transfer of clear and unencumbered title to the interest of the Optionors being sold, the total purchase price which is specified in its notice to the Optionors and such amount shall be credited to the amount determined following arbitration of the cash equivalent of any non-cash consideration.
     (iv) If the Optionee fails to notify the Optionors before the expiration of the time limited therefor that it will purchase the interest offered, the Optionors may sell and transfer such interest to the Proposed Purchaser at the price and on the terms and conditions specified in the Offer for a period of 60 days, but the terms of this paragraph shall again apply to such interest if the sale to the Proposed
          Purchaser  is  not  completed  within  such  60  days.

     (v) Any sale hereunder shall be conditional upon the Proposed Purchaser delivering a written undertaking to the Optionee, in form and substance satisfactory to its counsel, to be bound by the terms and conditions of this Agreement.

SURRENDER  OF  PROPERTY  INTERESTS  PRIOR  TO  TERMINATION  OF  AGREEMENT
-------------------------------------------------------------------------

12. The Optionee may at any time during the Option Period elect to abandon any one or more of the mineral claims comprised in the Property by giving notice to the Optionors of such intention. Any claims so abandoned shall be in good standing under the laws of the jurisdiction in which they are situate for at least 6 months from the date of abandonment. Upon any such abandonment, the mineral claims so abandoned shall for all purposes of this Agreement cease to form part of the Property and, if title to such claims has been transferred to the Optionee the Optionee shall retransfer such title to the Optionors at the Optionee's expense.

AREA  OF  COMMON  INTEREST
--------------------------

13. If the Optionor and/or associated parties acquires, through staking, properties located within the following area of influence; extending one (1.0) miles in an easterly, northerly, southerly and westerly direction, these properties will be included under the terms of this Agreement.

FORCE  MAJEURE
--------------

14. (a) If the Optionee is at any time either during the Option Period or thereafter prevented or delayed in complying with any provisions of this Agreement by reason of strikes, lock-outs, labour shortages, power shortages, fuel shortages, fires, wars, acts of God, governmental regulations restricting normal operations, shipping delays or any other reason or reasons, other than lack of funds, beyond the control of the Optionee, the time limited for the performance by the Optionee of its obligations hereunder shall be extended by a period of time equal in length to the period of each such prevention or delay, but nothing herein shall discharge the Optionee from its obligations hereunder to maintain the Property in good standing.

(b) The Optionee shall give prompt notice to the Optionors of each event of force majeure under paragraph (a) and upon cessation of such event shall furnish to the Optionors with notice to that effect together with particulars of the number of days by which the Obligations of the Optionee hereunder have been extended by virtue of such event of force majeure and all preceding events of force majeure.

(c) After the Commencement of Commercial Production, the Optionee shall work, mine and operate the Property during such time or times as the Optionee in its sole judgment considers such operations to be profitable. The Optionee may suspend or curtail operations, both before and after Commencement of Commercial Production, during periods when the products derived from the Property cannot be profitable sold at prevailing prices or if an unreasonable inventory thereof, in the Optionee's sole judgment, has accumulated or would otherwise accumulate.

CONFIDENTIAL  INFORMATION
-------------------------

15. No information furnished by the Optionee to the Optionors hereunder in respect of the activities carried out on the Property by the Optionee shall be published or disclosed by the Optionors without the prior written consent of the Optionee, but such consent in respect of the reporting of factual data shall not be unreasonably withheld, and shall not be withheld in respect of information required to be publicly disclosed pursuant to applicable securities or corporation laws, regulations or policies.

ARBITRATION
-----------

16.  (a)     All  questions  or matters in dispute under this Agreement shall be submitted  to  arbitration  pursuant  to  the  terms  hereof:

(b) It shall be a condition precedent to the right of any party to submit any matter to arbitration pursuant to the provisions hereof, that any party intending to refer any matter to arbitration shall have given not less than 10 days' prior notice of its intention to do so to the other party, together with particulars of the matter in dispute. On the expiration of such 10 days, the party who gave such notice may proceed to refer the dispute to arbitration as provided in paragraph (c).

(c) The party desiring arbitration shall appoint one arbitrator, and shall notify the other party of such appointment, and the other party shall, within 15 days after receiving such notice, either consent to the appointment of such arbitrator which shall then carry out the arbitration or appoint an arbitrator, and the two arbitrators so named, before proceeding to act, shall, within 30 days of the appointment of the last appointed arbitrator, unanimously agree on the appointment of a third arbitrator to act with them and be chairman of the arbitration herein provided for. If the other party shall fail to appoint an arbitrator within 15 days after receiving notice of the appointment of the first arbitrator, the first arbitrator shall be the only arbitrator. If the two arbitrators appointed by the parties shall be unable to agree on the appointment of the chairman, the chairman shall be appointed under the provisions of the Commercial Arbitration Act of British Columbia. Except as specifically otherwise provided in this section, the arbitration herein provided for shall be conducted in accordance with such Act. The chairman, or in the case where only one arbitrator is appointed, the single arbitrator, shall fix a time and place in Vancouver, British Columbia, for the purpose of hearing the evidence and representations of the parties, and he shall preside over the arbitration and determine all questions of procedure not provided for under such Act or this section. After hearing any evidence and representations that the parties may submit, the single arbitrator, or the arbitrators, as the case may be, shall make an award and reduce the same to writing, and deliver one copy thereof to each of the parties. The expense of the arbitration shall be paid as specified in the award.

(d) The parties agree that the award of a majority of the arbitrators, or in the case of a single arbitrator, of such arbitrator, shall be final and binding upon each of them.

DEFAULT  AND  DISCONTINUATION  OF  ANY  MINING  OPERATIONS
----------------------------------------------------------

17. (a) If at any time during the Option Period the Optionee is in default of any provision in this Agreement, the Optionors may terminate this Agreement, but only if:
     (i) they shall have first given to the Optionee a notice of default containing particulars of the obligation which the Optionee has not performed, or the warranty breached; and
     (ii) the Optionee has not, within 45 days following delivery of such notice of default, cured such default or commenced proceedings to cure such default by appropriate payment or performance, the Optionee hereby agreeing that should it so commence to cure any default it will prosecute the same to completion without undue delay.
Should the Optionee fail to comply with the provision of subparagraph (ii), the Optionors may thereafter terminate this Agreement by giving notice thereof to the Optionee.

(b) The Optionee may permanently discontinue mining operations on the Property at any time after the Commencement of Commercial Production when in its opinion no further mining operations can be economically carried out thereon. At such time, the Optionee shall dispose of all mining plant and equipment used on the Property, effect all reclamation work as required by law and otherwise dispose of the Property as it thinks fit. Any purchaser of the Property after termination of mining operations on the Property shall take the Property free and clear of all claims by the Optionors. The accounts of the Optionee relating to its mining operations on the Property shall be audited by the auditors of the Optionee as soon as practicable after the sale or disposition of all mining plant, equipment and the Property and completion of reclamation. Final settlement of any Royalty payable to the Optionors shall be effected without delay after receipt of the final audited statements. After receipt of such final audited statements and payment of Royalty, if any, this Agreement and the mutual obligations of the Optionee and the Optionors hereunder shall terminate.

RULE  AGAINST  PERPETUITIES
---------------------------

18. If any right, power or interest held by or to be acquired by any party in the Property under this Agreement would violate the rule against perpetuities, then such right, power or interest shall terminate at the expiration of 20 years after the date of this Agreement.

NOTICES
-------

19. (a) Each notice, demand or other communication required or permitted to be given under this Agreement shall be in writing and shall be sent by prepaid registered mail deposited in a Post Office in Canada or the United States addressed to the party entitled to receive the same, or delivered, telexed, telegraphed or telecopied to such party at the address for such party specified above. The date of receipt of such notice, demand or other communication shall be the date of delivery thereof if delivered, telexed, telegraphed or telecopied, or, if given by registered mail as aforesaid, shall be deemed conclusively to be the third business day after the same shall have been so mailed except in the case of interruption of postal services for any reason whatever, in which case the date of receipt shall be the date on which the notice, demand or other communication is actually received by the addressee.

(b) Either party may at any time and from time to time notify the other party in writing of a change or address and the new address to which notice shall be given to it thereafter until further change.

GENERAL
-------

20.  (a)     This  Agreement  shall supersede and replace any other agreement or arrangement, whether oral or written, heretofore existing between the parties in respect of the subject matter of this Agreement.

(b) No consent or waiver expressed or implied by either party in respect of any breach or default by the other in the performance by such other of its obligations hereunder shall be deemed or construed to be a consent to or a waiver of any other breach or default.

(c) The parties shall promptly execute or cause to be executed all documents, deeds, conveyances and other instruments of further assurance and do such further and other acts which may be reasonably necessary or advisable to carry out fully the intent of this Agreement or to record wherever appropriate the respective interest from time to time of the parties in the Property.

(d) This Agreement shall enure to the benefit of and be binding upon the parties and their respective successors and permitted assigns.

(e) This Agreement shall be governed by and construed in accordance with the laws of British Columbia and shall be subject to the approval of all securities regulatory authorities having jurisdiction.

(f)     Time  shall  be  of  the  essence  in  this  Agreement.

(g) Wherever the neuter and singular is used in this Agreement it shall be deemed to include the plural, masculine and feminine, as the case may be.

(h) The headings of this Agreement are inserted for convenience only, shall not constitute a part of this Agreement or be used to construe or interpret any provision hereof.

(i) In case any provision of this Agreement shall be invalid, illegal or unenforceable, it shall be severed from this Agreement. In either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

(j) Any reference in this Agreement to currency shall be deemed to be United States currency.

(k) This Agreement may be executed simultaneously in two or more counterparts, by facsimile or otherwise, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument. The parties hereto shall be entitled to rely on delivery by facsimile machine of an executed copy of this Agreement as due execution and delivery of this Agreement by the party effecting such delivery so as to bind such party in accordance with the terms hereof.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.


/s/ LORNE  B.  WARREN           /s/ WILLIAM  T.  GARNER
___________________________     ___________________________
LORNE  B.  WARREN               WILLIAM  T.  GARNER



NORCAN  EXPLORATION,  INC.  by  its  authorized  signatory


/s/ WILLIAM  HADCOCK
___________________________
Signature  of  Authorized  Signatory

WILLIAM  HADCOCK
---------------------------------
Name  of  Authorized  Signatory

PRESIDENT
---------------------------------
Position  of  Authorized  Signatory

                             DESCRIPTION OF PROPERTY

                                  SCHEDULE "A"


CLAIM  NAME       TENURE  NO.      EXPIRY  DATE           UNITS
-----------       -----------      ------------------     -----
Canyon  1          391561          January  15,  2003       1
Canyon  2          391562          January  15,  2003       1
Canyon  3          391563          January  15,  2003       1
Canyon  4          391564          January  15,  2003       1

All  located  in  the  Omineca  Mining  Division  of  British  Columbia.

                                  SCHEDULE "B"


NET  SMELTER  RETURNS

1. For the purposes of this Agreement "Net Smelter Returns" shall mean the actual proceeds received from any mint, smelter or other purchaser for the sale of bullion, concentrates or ores produced from the Property and sold, after deducting from such proceeds the following charges to the extent that they are not deducted by the purchaser in computing payment:

(a)     in  the  case  of  the  sale  of  bullion,  refining  charges  only;

(b) in the case of the sale of concentrates, smelting and refining charges, penalties and the cost of transportation of such concentrates from the Property to any smelter or other purchaser; and

(c) in the case of ores shipped to a purchaser, refining charges for bullion and charges for smelting, refining and the cost of transportation from the mill to any smelter or other purchaser for concentrates.

2. The Optionee shall have the right to commingle with ore from the Property, ore produced from other properties owned or controlled by the Optionee, provided the Optionee shall adopt and employ reasonable practices and procedures for weighing, sampling and assaying in order to determine the amounts of products derived from, or attributable to, ore mined and produced from the Property. The Optionee shall maintain accurate records of the results of such sampling, weighing and assaying with respect to any ore mined and produced from the Property. The Optionor or its authorized agent shall be permitted the right to examine at all reasonable times such records pertaining to commingling of ores or to the calculations of Net Smelter Returns.